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                                                                    Exhibit 23.2
                                                                    ------------

                         Consent of Independent Auditors
                         -------------------------------



The Board of Directors
Pinnacle Systems, Inc.:

     We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated July 27, 2001, except as to Note 12, which is as of September 19, 2001, relating to the consolidated balance sheets of Pinnacle Systems, Inc. and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2001, and the related financial statement schedule, which report appears in the June 30, 2001 annual report on Form 10-K of Pinnacle Systems, Inc.

                                                          /s/ KPMG LLP

Mountain View, California
January 31, 2002